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                                                               Exhibit (n) (iii)

July 20, 2005

MetLife Investors Variable Life Account One
MetLife Investors Insurance Company
22 Corporate Plaza Drive
Newport Beach, CA 92660

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 for Class VL, issued through MetLife Investors Variable Life Account One (File No. 333-69522).

                                        Very truly yours,

                                        /s/ Richard C. Pearson

                                        Richard C. Pearson, Esq.
                                        ExecutiveVice President, General
                                        Counsel and Secretary